UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		April 10, 2006
CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 John F. Kennedy Parkway, Suite 100 Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:		(973) 847-5955

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported by the Registrant on a current report on Form 8-K filed with the Commission on April 14, 2005 (the ‘‘Initial Report’’), in connection with the completion on March 27, 2006 of the transactions contemplated by the Stock Purchase Agreement, dated as of December 15, 2005, as amended, by and between the Registrant and Cyclacel Group plc, on April 10, 2006, Ernst & Young LLP (US) (‘‘E&Y US’’), who was previously engaged as the independent public registered accounting firm to audit the Registrant’s financial statements, resigned and Ernst & Young LLP (UK) (‘‘E&Y UK’’), who was previously engaged as the principal accountant to audit the financial statements of Cyclacel Limited (which was acquired by the Registrant in the transactions described above), was appointed by the Registrant’s board of directors as the independent public registered accounting firm to audit the Registrant’s financial statements. The Initial Report is hereby amended and supplemented by adding the following:

Section 4 – Matters Related to Accountants and Financial Statements.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Pursuant to the request of the Registrant, on April 18, 2006, E&Y US furnished to the Registrant a letter addressed to the Commission stating that E&Y US agrees with the statements made by the Registrant in the Initial Report. A copy of this letter has been filed as Exhibit 16.1 hereto.

Item 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

16.1	Letter dated April 18, 2006 from Ernst & Young LLP to the U.S. Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2006	CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron
Name: Paul McBarron Title: E.V.P., Finance & Chief Operating Officer